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                                                                     Exhibit 5.1



             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                                                     FILE NUMBER
                                                                       892080

                                  March 1, 2002

Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts  02458

          Re: Registration Statement on Form S-1 to be filed with the United States SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 1, 2002

Ladies and Gentlemen:

          We have served as Maryland counsel to Five Star Quality Care, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 3,450,000 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), to be issued by the Company in an underwritten public offering, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), to be filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement, and the related form of prospectus included therein, in the form in which it was transmitted to the Commission for filing under the 1933 Act;

          2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

          4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          5. Resolutions adopted by the Board of Directors of the Company (a) authorizing the filing of the Registration Statement, (b) authorizing the issuance of the Shares and (c) establishing a pricing committee of the Board of Directors (the "Pricing Committee") to

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Five Star Quality Care, Inc.
March 1, 2002
Page 2


determine certain terms of the issuance of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

          6. A certificate executed by an officer of the Company, dated as of the date hereof; and

          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. The Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VI (Restriction on Transfer and Ownership of Shares) of the Charter.

          6. In accordance with the Resolutions, the final terms of the issuance of the Shares will be authorized and approved by the Pricing Committee prior to the issuance of the Shares (such approval referred to herein as the "Corporate Proceedings").

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Five Star Quality Care, Inc.
March 1, 2002
Page 3


          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. Upon completion of the Corporate Proceedings, the issuance of the Shares will be duly authorized and, when and to the extent issued in accordance with the Resolutions and in the manner described in the Registration Statement, the Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933.


                                 Very truly yours,


                                 /s/ Ballard Spahr Andrews & Ingersoll, LLP



                                 BALLARD SPAHR ANDREWS &
                                  INGERSOLL, LLP